Exhibit 99.1

Intrepid Announces Operating Cost Savings Initiatives

DENVER; Jan. 14, 2014 - Intrepid Potash Inc. (Intrepid) (NYSE:IPI) announced that it is implementing a number of cost-savings initiatives to better align its cost structure with the current business environment, most specifically the declining potash prices experienced since mid-2013 and the conclusion of its major capital projects.

The cost-savings initiatives include the elimination of approximately 7% of the workforce, including capital-project-related support associated with the company’s major capital projects, which are nearly complete.  Additional cost-savings measures involve decreases in executive compensation, reduction in the use of outside professionals, and cutbacks in other general and administrative expense items.

Intrepid estimates saving approximately $15 million annually from these initiatives, with the majority being in general and administrative expense and the remainder being cost of goods sold.  The workforce reduction is expected to result in a first quarter 2014 pre-tax charge of approximately $1.5 million to $2.0 million.

“These are difficult, but necessary decisions.  The changes we have made better position Intrepid in today’s market environment and enhance our long-term competitiveness,” said Dave Honeyfield, Intrepid’s President and Chief Financial Officer.  “We have taken a thoughtful approach to ensure that we are balancing the current market environment with what we see as a healthy long-term business model with a continued commitment to safe operations.  We are treating those impacted by these changes with the respect and fairness they deserve, while creating value for our shareholders by running Intrepid as efficiently as possible.”

About Intrepid

Intrepid (NYSE: IPI) is the largest producer of potash in the U.S. and is dedicated to the production and marketing of potash, which is essential for healthy crop development, and Trio®, a specialty fertilizer supplying three key nutrients, potassium, magnesium and sulfur, in an single particle.  Intrepid owns six active production facilities across New Mexico and Utah.  Intrepid is unique in the U.S. in its utilization of low-cost solar solution mining at three of its facilities, including the newly commissioned HB Solar Solution mine.

Intrepid routinely post important information, including information about upcoming investor presentations and press releases, on its website under the Investor Relations tab.  Investors and other interested parties are encourage to enroll on the Intrepid website, www.intrepidpotash.com, to receive automatic email alerts or Really Simple Syndication (RSS) feeds regarding new postings.

Forward-looking Statements

This document contains forward-looking statements - that is, statements about future, not past, events.  The forward-looking statements in this document often relate to our future performance and management’s expectations for the future, including statements about our financial outlook.  These statements are based on assumptions that we believe are reasonable.  Forward-looking statements by their nature address matters that are uncertain.  For us, the particular uncertainties that could cause our actual results to be materially different from our forward-looking statements include the following:

•                  changes in the price, demand, or supply of potash or Trio®/langbeinite

•                  circumstances that disrupt or limit our production, including operational difficulties or operational variances due to geological or geotechnical variances

•                  interruptions in rail or truck transportation services, or fluctuations in the costs of these services

•                  increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing, or construction expertise

•                  the costs of, and our ability to successfully construct, commission, and execute, any of our strategic projects, including our HB Solar Solution mine, our North compaction plant, and our Moab cavern systems

•                  adverse weather events, including events affecting evaporation rates at our solar solution mines

•                  changes in the prices of raw materials, including chemicals, natural gas, and electricity

•                  the impact of federal, state, or local government regulations, including environmental and mining regulations, the enforcement of those regulations, and government policy changes

•                  our ability to obtain any necessary government permits relating to the construction and operation of assets

•                  changes in our reserve estimates

•                  competition in the fertilizer industry

•                  declines in U.S. or world agricultural production

•                  declines in the use of potash products by oil and gas companies in their drilling operations

•                  changes in economic conditions

•                  our ability to comply with covenants in our debt-related agreements to avoid a default under those agreements

•                  disruption in the credit markets

•                  our ability to secure additional federal and state potash leases to expand our existing mining operations

•                  the other risks and uncertainties described in our periodic filings with the U.S. Securities and Exchange Commission

All information in this document speaks as of January 14, 2014.  New information or events after that date may cause our forward-looking statements in this document to change.  We have no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.

Contact:

Gary Kohn, Investor Relations

Phone:  303-996-3024

Email: gary.kohn@intrepidpotash.com